Exhibit 4.1
                      1995 STOCK OPTION PLAN
                    FOR NON-EMPLOYEE DIRECTORS
                                OF
             BUSINESS RECORDS CORPORATION HOLDING COMPANY


     1. Purpose. The purpose of this Plan is to advance the interests of Business Records Corporation Holding Company, a Delaware corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b) "Change of Control" shall mean either the effective date of either the merger or consolidation of the Company into another corporation, or the exchange or acquisition by another person or entity in one transaction or a series of transactions of all or substantially all of the Company's assets or fifty percent (50%) or more of it then outstanding voting stock, whether through merger, consolidation or otherwise, or the recapitalization, reclassification, liquidation or dissolution of the Company.

          (c) "Committee" shall mean the stock option committee, if any, appointed by the Board pursuant to Section 11 hereof.

          (d) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4(c) hereof.

          (e)  "Director" shall mean a member of the Board.

          (f) "Effective Date" shall have the meaning set forth in Paragraph 13 below.

          (g) "Eligible Person(s)" shall mean those persons who are Directors of the Company and who (i) are not employees of the Company or a Subsidiary and (ii) have not previously been granted Options to purchase Thirty Thousand Shares under this Plan.

          (h) "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day immediately preceding such date.
For this purpose, the Closing Price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Shares are included in the Nasdaq Stock Market's National Market ("NASDAQ-NMS") or are reported on a consolidated transaction reporting system, the last sales price of the Shares on such system, (iii) if Shares are otherwise quoted on the National Association of Securities Dealers Automated Quotation System ("GNOSTIC"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, (iv) if none of clause (i), (ii) or (iii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five (5) of the ten (10) preceding days.

          (i) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

          (j) "Nonincentive Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (k) "Option" (when capitalized) shall mean any option granted under this Plan.

          (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

          (m) "Plan" shall mean this 1995 Stock Option Plan for Non-Employee Directors of Business Records Corporation Holding Company.

          (n) "Share(s)" shall mean a share or shares of the common stock, par value ten cents ($.10) per share, of the Company.

          (o) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Shares and Options. The maximum number of Shares to be issued pursuant to Options under this Plan shall not exceed ONE HUNDRED TWENTY THOUSAND SHARES (120,000). Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Nonincentive Stock Option.

     4. Automatic Grant of Options. (a) Options shall automatically be granted to Eligible Persons as provided in this Section 4. Notwithstanding the foregoing, no Eligible Person shall be granted Options under this Plan to purchase, in the aggregate, more than THIRTY THOUSAND SHARES, except to the extent that any unexercised Options expire or are otherwise terminated. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

          (b) The Options automatically granted to Directors under this Plan shall be in addition to regular director's fees or other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

          (c) Options shall be automatically granted and shall thereafter automatically vest as follows:

               (i) Each eligible Person who is in office on the Effective Date shall, on the Effective Date, automatically be granted an Option to acquire TEN THOUSAND (10,000) Shares and such Option shall vest as to TWO THOUSAND (2,000) Shares on each of the first five anniversaries of the Date of Grant;

               (ii) Each Eligible Person who is in office on each anniversary of the Effective Date shall automatically be granted an Option to acquire TEN THOUSAND (10,000) Shares and such Option shall vest as to TWO THOUSAND (2,000) Shares on each of the first five anniversaries of the Date of Grant.

          (d) Any Option that may be granted pursuant to subparagraph (c) of this Section 4 prior to the approval of this Plan by the stockholders of the Company is subject to the approval of this Plan by the stockholders of the Company within twelve (12) months after the Effective Date of this Plan. If any Optionee exercises an Option prior to such stockholder approval, the Optionee must tender the exercise price at the time of exercise and the Company shall hold the Shares to be issued pursuant to such exercise until the stockholders approve this Plan. If this Plan is approved by the stockholders, the Company shall issue and deliver the Shares as to which the Option has been exercised. If this Plan is not approved by the stockholders, the Company shall return the exercise price to the Optionee.

          (e)  Except for the automatic grants of Options under subparagraph
(c) of this Section 4, no Options shall otherwise be granted hereunder, and neither the Board nor the Committee, if any, shall have any discretion with respect to the grant of Options within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

     5. Option Price. The option price per Share of any Option granted pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

     6. Exercise of Options. Options may be exercised at any time after the date on which the Options, or any portion thereof, are vested until the Option expires pursuant to Section 7. No Option shall be exercisable prior to six (6) months following the Date of Grant. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Shares are received by the Company.

     7. Termination of Option Period. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (a) thirty (30) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

          (b) (y) one (1) year after the date that an Optionee ceases to be a Director by reason of death of the Optionee or (z) six (6) months after the Optionee shall die if that shall occur during the thirty-day period described in Subsection 7(a); or

          (c) the tenth (10th) anniversary of the Date of Grant of the Option.

     8. Adjustment of Shares. (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                      (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                     (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

          (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

          (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     9. Transferability of Options. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that so long as an Optionee lives, only such Optionee or his or her guardian or legal representative shall have the right to exercise the related Option.

     10. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to, the following:

                      (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                     (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     Share certificates issued to an Optionee who is a party to any stockholder agreement or a similar agreement shall bear the legends contained in such agreements.

     11. Administration of the Plan. (a) This Plan shall be administered by a stock option committee (the "Committee") consisting of not fewer than three (3) members of the Board; provided, however, that if no Committee is appointed, the Board shall administer this Plan and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

          (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

          (c) Any and all decisions or determinations of the Committee shall be made either (I) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

          (d) This Plan is intended and has been drafted to comply with Rule 16b-3, as amended, under the Securities Exchange Act of 1934, as amended. If any provision of this Plan does not comply with Rule 16b-3, as amended, this Plan shall be automatically amended to comply with Rule 16b-3, as amended.

     12. Interpretation. (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

          (b) THIS PLAN SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO DELAWARE CONFLICT
OF LAW PROVISIONS.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

     13. Effective Date, Termination Date and Amendment of Plan. The effective date of this Plan is the date set forth below as such (the "Effective Date"), on which date the Board adopted this Plan; provided, however, if this Plan is not approved by the stockholders of the Company within twelve (12) months after the Effective Date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date set forth below, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised. The Committee may at any time make such modification or amendment to the Plan as it deems advisable; provided, however, that the Plan may not be amended more than once every six (6) months, other than to comport with the changes in the Internal Revenue
Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided further, however, that, except as provided in Section 8, the Committee may not, without the approval of the stockholders of the Company, increase the maximum aggregate number of shares for which Options may be granted under the Plan, or the number of Shares for which an Option may be granted to any Eligible Person. Termination or any modification or amendment of the Plan shall not, without the consent of the Eligible Person, affect his or her rights under an Option previously granted to him or her.

     14. Change of Control. In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after a Change of Control, and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Change of Control, that, for some period of time prior to such Change of Control such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary in Section 4(c) and that, upon the occurrence of such Change of Control, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such Change of Control, from and after such Change of Control, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Change of Control by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such Change of Control. Notwithstanding the foregoing, in the event that the Committee determines that the Option cannot be exercised or terminates after the occurrence of a Change of Control, then to the extent the Eligible Person has not exercised such Option or otherwise received adequate consideration in respect thereof prior to the occurrence of such Change of Control, the Eligible Person shall be entitled to receive in consideration for the termination of such Option, whether or not then exercisable or vested, an amount not less than the excess, if any, of (a) the per share consideration payable pursuant to the terms of such Change of Control, in respect of the Common Stock (or, if applicable, in respect of the assets of the Company) over (b) the option price per Share for all Shares of Common Stock subject to such Option, times the number of Shares of Common Stock subject to such Option; provided, however, that, to the extent the consideration referred to in clause (a) above includes, in whole or in part, securities or property (other than cash), the per share consideration for purposes of such clause (a) shall equal the Fair Market Value of such securities or property plus any cash portion of the consideration. Notwithstanding anything to the contrary contained herein, an Eligible
Person shall vest and be entitled to one hundred percent (100%) of any options theretofore granted to such person, and all such Options shall become fully exercisable immediately prior to (but conditional upon the occurrence of) any event constituting a Change of Control.


     ADOPTED BY THE BOARD          August 1, 1995

     EFFECTIVE DATE:               August 1, 1995

     APPROVED BY STOCKHOLDERS:     May 16, 1996